EX-99.12

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103-7098

Telephone 215.564.8000

Fax 215.564.8120www.stradley.com

July 20, 2009

Board of Trustees	Board of Directors
Aberdeen Funds	Credit Suisse Global Small Cap Fund, Inc.
a Delaware statutory trust	a Maryland corporation
1735 Market Street, 32nd Floor	Eleven Madison Avenue
Philadelphia, Pennsylvania 19103	New York, New York 10010

Board of Directors	Board of Directors
Credit Suisse Global Fixed Income Fund, Inc.	Credit Suisse Institutional Fund, Inc.
a Maryland corporation	a Maryland corporation
Eleven Madison Avenue	Eleven Madison Avenue
New York, New York 10010	New York, New York 10010

           Re: Agreement and Plan of Reorganization (the “Agreement”) made as of April 15, 2009, and subsequently amended by mutual agreement of the parties thereto, by and among Aberdeen Funds, a Delaware statutory trust (“Trust”), on behalf of each of its separate series: Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen International Equity Fund, Aberdeen Asia Bond Institutional Fund and Aberdeen International Equity Institutional Fund (each of Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen Asia Bond Institutional Fund and Aberdeen International Equity Institutional Fund, an “Acquiring Fund”); Credit Suisse Global Fixed Income Fund, Inc., a Maryland corporation; Credit Suisse Global Small Cap Fund, Inc., a Maryland corporation; Credit Suisse International Focus Fund, Inc., a Maryland corporation; and Credit Suisse Institutional Fund, Inc., a Maryland corporation, on behalf of each of its separate series: Asia Bond Portfolio and International Focus Portfolio (each of Credit Suisse Global Fixed Income Fund, Inc., Credit Suisse Global Small Cap Fund, Inc., Asia Bond Portfolio, and International Focus Portfolio, an “Acquired Fund”)

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax consequences of the reorganization of Acquired Funds (the “Reorganization”), which will consist of: (i) the acquisition by the Trust on behalf of each of the Acquiring Funds of all of the property and assets

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse Global Small Cap Fund, Inc.
Board of Directors, Credit Suisse Global Fixed Income Fund, Inc.
Board of Directors, Credit Suisse Institutional Fund, Inc.
July 20, 2009

of its corresponding Acquired Fund in exchange solely for shares of beneficial interest, without par value, of the corresponding Acquiring Fund (“Acquiring Fund Shares”), which are voting securities; (ii) the assumption by the Trust on behalf of each of the Acquiring Funds of the Liabilities of its corresponding Acquired Fund; (iii) the distribution of full and fractional shares of each class of the corresponding Acquiring Fund Shares equal in value to the value of full and fractional shares of the corresponding class of shares of beneficial interest, $.001 par value, of Acquired Fund (“Acquired Fund Shares”) outstanding at the time of calculation of Acquired Funds’ net asset value on the business day immediately preceding the Closing Date of the Reorganization in complete liquidation of each Acquired Fund; and (iv) the dissolution of each Acquired Fund as soon as practicable after the Closing Date, all upon and subject to the terms and conditions of the Agreement. Exhibit A attached hereto shows each class of the Acquired Fund Shares and the corresponding class of Acquiring Fund Shares. Each Acquiring Fund currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of its corresponding Acquired Fund.

     In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, dated as of April 15, 2009; (b) a copy of an executed letter agreement dated June 25, 2009 relating to the Agreement; (c) the combined proxy statement/prospectus provided to shareholders of Acquired Funds in connection with a Special Meeting of Shareholders of Acquired Funds held on June 10, 2009; (d) certain representations concerning the Reorganization made to us by Trust and each Acquired Fund in letters each dated July 20, 2009 (the “Representation Letters”); (e) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion, we have assumed that Acquired Funds, on the Closing Date of the Reorganization, satisfy, and immediately following the Closing Date of the Reorganization, Acquiring Funds will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

     Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and the State of Maryland, the terms of the Agreement and the statements in the Representation Letter for each Acquired Fund and corresponding Acquiring Fund, it is our opinion that:

     1. The acquisition by each Acquiring Fund of the assets of the applicable Acquired Fund in exchange for such Acquiring Fund’s assumption of the liabilities of that Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by that Acquired Fund of such Acquiring Fund Shares to the shareholders of such Acquired Fund in exchange for their shares of such Acquired Fund, will qualify as a reorganization within the

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse Global Small Cap Fund, Inc.
Board of Directors, Credit Suisse Global Fixed Income Fund, Inc.
Board of Directors, Credit Suisse Institutional Fund, Inc.
July 20, 2009

meaning of Section 368(a)(1)(F) of the Code, and such Acquired Fund and Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by any Acquired Fund upon the transfer of its assets to the applicable Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by each Acquiring Fund of the liabilities of the applicable Acquired Fund pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by any Acquiring Fund upon the receipt of the assets of the applicable Acquired Fund in exchange for the assumption of the liabilities of such Acquired Fund and issuance of the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain or loss will be recognized by any Acquired Fund upon the distribution of the Acquiring Fund Shares by each Acquired Fund to its shareholders in liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

     5. The tax basis of the assets of each Acquired Fund acquired by the applicable Acquiring Fund will be the same as the tax basis of such assets in the hands of such Acquired Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

     6. The holding periods of the assets of each Acquired Fund in the hands of the applicable Acquiring Fund will include the periods during which such assets were held by such Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares pursuant to Section 354(a) of the Code.

     8. The aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

     9. An Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged therefor were held, provided that the shareholder held Acquired Fund Shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.

     10. Each Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the applicable Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c) of the Code and the Treasury Regulations thereunder.

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse Global Small Cap Fund, Inc.
Board of Directors, Credit Suisse Global Fixed Income Fund, Inc.
Board of Directors, Credit Suisse Institutional Fund, Inc.
July 20, 2009

     Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned upon the performance by each Acquired Fund, and Trust, on behalf of the Acquiring Funds, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being rendered to each Acquiring Fund and the corresponding Acquired Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

                                                           /s/STRADLEY RONON STEVENS & YOUNG, LLP

EXHIBIT A

     Acquired Funds and Acquiring Funds, and the classes of each, correspond to one another as follows:

Corresponding Acquired Fund	Acquiring Fund, each a series of
Aberdeen Funds

Credit Suisse Global Fixed Income Fund, Inc.	Aberdeen Global Fixed Income Fund
Common	Institutional Service
Advisor	Institutional Service
Class A	Class A
Class C	Class C

Credit Suisse Global Small Cap Fund, Inc.	Aberdeen Global Small Cap Fund
Common	Class A
Advisor	Class R
Class A	Class A
Class B	Class A
Class C	Class C

Asia Bond Portfolio	Aberdeen Asia Bond Institutional Fund
of Credit Suisse Institutional Fund, Inc.
Institutional	Institutional

International Focus Portfolio	Aberdeen International Equity Institutional
of Credit Suisse Institutional Fund, Inc.	Fund
Institutional	Institutional

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

July 20, 2009

Board of Trustees
Aberdeen Funds
a Delaware statutory trust
1735 Market Street, 32nd Floor
Philadelphia, Pennsylvania 19103

Board of Directors
Credit Suisse International Focus Fund, Inc.
a Maryland corporation
Eleven Madison Avenue
New York, New York 10010

               Re: Agreement and Plan of Reorganization (the “Agreement”) made as of April 15, 2009, and subsequently amended by mutual agreement of the parties thereto, by and among Aberdeen Funds, a Delaware statutory trust (“Trust”), on behalf of each of its separate series: Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen International Equity Fund, Aberdeen Asia Bond Institutional Fund, and Aberdeen International Equity Institutional Fund; Credit Suisse Global Fixed Income Fund, Inc., a Maryland corporation; Credit Suisse Global Small Cap Fund, Inc., a Maryland corporation; Credit Suisse International Focus Fund, Inc., a Maryland corporation; and Credit Suisse Institutional Fund, Inc., a Maryland corporation, on behalf of each of its separate series: Asia Bond Portfolio and International Focus Portfolio

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax consequences of the reorganization of the Credit Suisse International Focus Fund, Inc. (“Acquired Fund”) (the “Reorganization”), which will consist of: (i) the acquisition by the Trust on behalf of the Aberdeen International Equity Fund (“Acquiring Fund”) of all of the property and assets of the Acquired Fund in exchange solely for shares of beneficial interest, without par value, of the Acquiring Fund (“Acquiring Fund Shares”), which are voting securities; (ii) the assumption by the Trust on behalf of the Acquiring Fund of the Liabilities of the Acquired Fund; (iii) the

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse International Focus Fund, Inc.
July 20, 2009

distribution of full and fractional shares of each class of the Acquiring Fund Shares equal in value to the value of full and fractional shares of the corresponding class of shares of beneficial interest, $.001 par value, of the Acquired Fund (“Acquired Fund Shares”) outstanding at the time of calculation of Acquired Funds’ net asset value on the business day immediately preceding the Closing Date of the Reorganization in complete liquidation of the Acquired Fund; and (iv) the dissolution of the Acquired Fund as soon as practicable after the Closing Date, all upon and subject to the terms and conditions of the Agreement. Exhibit A attached hereto shows each class of the Acquired Fund Shares and the corresponding class of Acquiring Fund Shares.

     In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, dated as of April 15, 2009; (b) a copy of an executed letter agreement dated June 25, 2009 relating to the Agreement; (c) the combined proxy statement/prospectus provided to shareholders of Acquired Fund in connection with a Special Meeting of Shareholders of Acquired Fund held on June 10, 2009; (d) certain representations concerning the Reorganization made to us by Trust and the Acquired Fund in letters each dated July 20, 2009 (the “Representation Letters”); (e) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion, we have assumed that the Acquired Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization the Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

     Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and the State of Maryland, the terms of the Agreement and the statements in the Representation Letter for the Acquired Fund and the Acquiring Fund, it is our opinion that:

     1. The acquisition by the Acquiring Fund of the assets of the Acquired Fund in exchange for such Acquiring Fund’s assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund of the Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund pursuant to Section 361(a) and Section 357(a) of the Code, except that Acquired Fund may be required to recognize

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse International Focus Fund, Inc.
July 20, 2009

gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

     3. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain or loss will be recognized by the Acquired Fund upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

     5. The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

     6. The holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares pursuant to Section 354(a) of the Code.

     8. The aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

     9. An Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged therefor were held, provided that the shareholder held Acquired Fund Shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.

     10. The Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations.

     Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse International Focus Fund, Inc.
July 20, 2009

     Our opinion is conditioned upon the performance by the Acquired Fund, and Trust, on behalf of the Acquiring Fund, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being rendered to the Acquiring Fund and the Acquired Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

                                                            /s/STRADLEY RONON STEVENS & YOUNG, LLP

Board of Trustees, Aberdeen Funds
Board of Directors, Credit Suisse International Focus Fund, Inc.
July 20, 2009

EXHIBIT A

     Acquired Fund and Acquiring Fund, and the classes of each, correspond to one another as follows:

Credit Suisse International Focus Fund, Inc.	Aberdeen International Equity Fund
Common	Institutional Service
Advisor	Class R
Class A	Class A
Class B	Class A
Class C	Class C